Exhibit (a)(1)(M)
Election Information (1 screenshot)
     Election Information
Click on a link below to view detailed information on the Lam Tender Offer. Election Program
1. SCHEDULE TO — TENDER OFFER STATEMENT FILED WITH THE SEC
2. OFFER TO AMEND CERTAIN OUTSTANDING OPTIONS INCLUDING A
SUMMARY TERM SHEET AND QUESTIONS AND ANSWERS
3. INSTRUCTIONS TO ELECTION FORMS
4. FORM OF AMENDMENT TO STOCK OPTION AGREEMENT
5. FORM OF PROMISE TO MAKE CASH PAYMENT